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                         ADDENDUM TO NAVARRE CORPORATION
                   INCENTIVE STOCK OPTION AGREEMENT (NO. 597A)


         THIS ADDENDUM TO NAVARRE CORPORATION INCENTIVE STOCK OPTION AGREEMENT (NO. 597A) (this "Addendum") is made as of the 13th day of November, 2003 by and between Navarre Corporation, a Minnesota corporation (the "Company"), and Cary Deacon ("Optionee").

                              W I T N E S S E T H:

         WHEREAS, the Company and Optionee previously entered into that certain Navarre Corporation Incentive Stock Option Agreement (No. 597A) effective as of September 6, 2002, as heretofore and hereinafter amended (the "Option Agreement"); and

         WHEREAS, it has been discovered that certain terms and conditions that were discussed and agreed upon by the Company and Optionee with respect to the Option Agreement were incorporated into the Option Agreement in a manner that is unclear, ambiguous and inconsistent with the agreement and that expectations of each of the parties; and

         WHEREAS, in order to clarify such ambiguities and to more clearly set forth the original intent and agreement of each of the parties, the Company and Optionee mutually agree that it is in their best interest to amend the Option Agreement upon the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants hereinafter contained, the receipt and sufficiency of which is hereby acknowledged, the parties to this Addendum agree that the Option Agreement is hereby amended as follows:

1. Section 3.1 of the Option Agreement is hereby amended by replacing it in its entirety with the amended and restated Section 3.1 set forth below:

         3.1 Initial Period of Exercisability. Subject to the terms and conditions hereof, the Option shall be exercisable with respect to the Option Shares two (2) years from the Date of Grant (the "Vesting Date"). Notwithstanding the foregoing, and subject to the terms and conditions hereof, the Option shall become immediately exercisable with respect to that portion of the Option Shares that is set forth below, if the closing market price of the common stock of the Company should reach any of the following milestones on any trading day prior to the Vesting Date:

                  Applicable                                  Number of Option Shares
                  Milestone                                   Available for Exercise
                  ---------                                   ----------------------
                  $2.00 per share                             50,000
                  $3.00 per share                             50,000
                  $3.50 per share                             50,000
                  $4.50 per share                             50,000
                  $6.00 per share                             50,000


2. Section 3.2 of the Option Agreement is hereby amended by replacing it in its entirety with the amended and restated Section 3.2 set forth below:




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         3.2 Termination of Employment or Other Service. Except as is otherwise provided in Section 3.3 below, in the event that Optionee's employment or other service with the Company and all Subsidiaries (as defined in the Plan) is terminated for any reason, including but not limited to termination for cause, this Option shall be immediately exercisable with respect to the Option Shares and shall remain exercisable for a period of three months after such termination. Notwithstanding the foregoing, Optionee acknowledges and agrees that the Option shall not be exercisable with respect to the Option Shares pursuant to this
         Section 3.2 after the Time of Termination.

3. The parties hereto hereby expressly acknowledge and agree that except as amended hereby, the Option Agreement remains in full force and effect in accordance with its original terms and is not subject to any defenses, counterclaims or rights to setoff.

4. This Addendum and the Option Agreement reflect the entire agreement of the parties hereto and no other action or statement of either Optionee or the Company or any of its officers, directors, agents, employees, legal counsel or other representative shall amend, or be deemed an Addendum of, the Option Agreement.

5. This Addendum may be executed in counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.


IN WITNESS WHEREOF, the Company and Optionee have executed this Addendum as of the day and year first above written.


THE COMPANY:                               OPTIONEE:

Navarre Corporation,
a Minnesota corporation


By:
    ----------------------------------     -------------------------------------
Name:                                      Cary Deacon
      --------------------------------
Its:
     ---------------------------------



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